EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA
On January 1, 2022, Apollo Global Management, Inc. completed the previously announced merger transactions with Athene Holding Ltd. ("Athene"). Upon the closing of the merger with Athene, Apollo Global Management, Inc. was renamed Apollo Asset Management, Inc., and became a subsidiary of Tango Holdings, Inc., and Tango Holdings, Inc. was renamed "Apollo Global Management, Inc."

The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the fiscal year ended December 31, 2021. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, Inc.’s (n/k/a Apollo Asset Management, Inc.) financial statements for the relevant periods, prior to the merger with Athene.

	As of December 31, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$915,051	$1,802	$330	$917,183
Restricted cash and cash equivalents	17,680	690,205	—	707,885
U.S. Treasury securities, at fair value	524,806	1,162,299	—	1,687,105
Investments (includes performance allocations of $2,731,733 as of December 31, 2021)	9,878,068	451	(212,044)	9,666,475
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	463,266	—	463,266
Investments, at fair value	—	15,133,176	(396,125)	14,737,051
Other assets	—	253,003	(1,422)	251,581
Incentive fees receivable	4,236	—	—	4,236
Due from related parties	(387,535)	(9,346)	886,471	489,590
Deferred tax assets, net	3,668	—	420,464	424,132
Other assets	569,756	2,627	13,518	585,901
Lease assets	450,531	—	—	450,531
Goodwill	117,553	—	(595)	116,958
Total Assets	$12,093,814	$17,697,483	$710,597	$30,501,894

Liabilities, Redeemable non-controlling interests and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$142,642	$2,361	$51	$145,054
Accrued compensation and benefits	130,107	—	—	130,107
Deferred revenue	119,688	—	—	119,688
Due to related parties	513,258	10,800	698,344	1,222,402
Profit sharing payable	1,444,652	—	—	1,444,652
Debt	3,134,396	—	—	3,134,396
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	8,067,556	(125,048)	7,942,508
Notes payable	—	2,713,811	(102,792)	2,611,019
Other liabilities	—	834,715	(53,233)	781,482
Due to related parties	—	31,829	(31,829)	—
Other liabilities	347,446	143,777	9,757	500,980
Lease liabilities	505,206	—	—	505,206
Total Liabilities	6,337,395	11,804,849	395,250	18,537,494
Redeemable non-controlling interests:
Redeemable non-controlling interests	—	1,762,282	7,752	1,770,034
Stockholders’ Equity:
Apollo Global Management, Inc. Stockholders' Equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of December 31, 2021	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of December 31, 2021	289,815	—	—	289,815
Additional paid in capital	—	(98,369)	2,194,772	2,096,403
Retained earnings (accumulated deficit)	2,610,433	433,644	(1,900,178)	1,143,899
Accumulated other comprehensive income (loss)	(5,406)	(12,969)	13,001	(5,374)
Total Apollo Global Management, Inc. Stockholders’ Equity	3,159,240	322,306	307,595	3,789,141
Non-Controlling Interests in consolidated entities	5,839	3,808,046	—	3,813,885
Non-Controlling Interests in Apollo Operating Group	2,591,340	—	—	2,591,340
Total Stockholders’ Equity	5,756,419	4,130,352	307,595	10,194,366
Total Liabilities, Redeemable non-controlling interests and Stockholders’ Equity	$12,093,814	$17,697,483	$710,597	$30,501,894
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Year Ended December 31, 2021
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$1,997,396	$—	$(76,450)	$1,920,946
Advisory and transaction fees, net	306,864	—	(4,485)	302,379
Investment income (loss):
Performance allocations	3,091,516	—	(41,424)	3,050,092
Principal investment income (loss)	671,847	—	(22,730)	649,117
Total investment income (loss)	3,763,363	—	(64,154)	3,699,209
Incentive fees	29,064	—	—	29,064
Total Revenues	6,096,687	—	(145,089)	5,951,598

Expenses:
Compensation and benefits:
Salary, bonus and benefits	778,798	—	—	778,798
Equity-based compensation	1,180,663	—	—	1,180,663
Profit sharing expense	1,533,919	—	—	1,533,919
Total compensation and benefits	3,493,380	—	—	3,493,380
Interest expense	139,014	8	68	139,090
General, administrative and other	457,971	19,014	13	476,998
Placement fees	4,762	—	—	4,762
Total Expenses	4,095,127	19,022	81	4,114,230

Other Income:
Net gains (losses) from investment activities	2,615,685	3,562	(8,344)	2,610,903
Net gains from investment activities of consolidated variable interest entities	—	496,822	60,467	557,289
Interest income (loss)	6,302	545	(2,592)	4,255
Other income (loss), net	(156,673)	(520)	9,652	(147,541)
Total Other Income	2,465,314	500,409	59,183	3,024,906
Income (loss) before income tax provision	4,466,874	481,387	(85,987)	4,862,274
Income tax provision	(32,516)	—	(561,863)	(594,379)
Net Income (Loss)	4,434,358	481,387	(647,850)	4,267,895
Net income attributable to Non-controlling Interests	(2,017,845)	(411,559)	—	(2,429,404)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	2,416,513	69,828	(647,850)	1,838,491
Series A Preferred Stock Dividends	(17,531)	—	—	(17,531)
Series B Preferred Stock Dividends	(19,125)	—	—	(19,125)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$2,379,857	$69,828	$(647,850)	$1,801,835
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.